As filed with the Securities and Exchange Commission on April 25, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Rubrik, Inc.

(Exact name of registrant as specified in its charter)

Delaware	46-4560494
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3495 Deer Creek Road

Palo Alto, California 94304

(844) 478-2745

(Address of principal executive offices, including zip code)

Rubrik, Inc. Amended and Restated 2014 Stock Option and Grant Plan

Rubrik, Inc. 2024 Equity Incentive Plan

Rubrik, Inc. 2024 Employee Stock Purchase Plan

(Full titles of the plans)

Bipul Sinha

Chief Executive Officer

Rubrik, Inc.

3495 Deer Creek Road

Palo Alto, California 94304

(844) 478-2745

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jon C. Avina Calise Y. Cheng Milson C. Yu Cooley LLP 3175 Hanover Street Palo Alto, California 94304 (650) 843-5000	Peter McGoff Anne-Kathrin Lalendran Rubrik, Inc. 3495 Deer Creek Road Palo Alto, California 94304 (844) 478-2745

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The information called for by Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the instructions to Form S-8. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

The following documents filed by Rubrik, Inc. (the “Registrant”) with the Commission are incorporated by reference into this Registration Statement:

(a) Amendment No.  1 to the Registrant’s Registration Statement on Form S-1 filed with the Commission on April 16, 2024 (File No. 333-278434), which contains the audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed.

(b) The Registrant’s Prospectus to be filed with the Commission on or about April 25, 2024 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-278434).

(c) The description of the Registrant’s common stock, which is contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on April 22, 2024 (File No. 001-42028) under the Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

(d) All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act. The Registrant’s amended and restated certificate of incorporation that will be in effect upon the closing of the initial public offering permits indemnification of its directors, officers, employees, and other agents to the fullest extent permitted by the Delaware General Corporation Law, and the Registrant’s amended and restated bylaws that will be in effect upon the closing of the initial public offering provide that the Registrant will indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation law and permit the Registrant to indemnify its employees and other agents.

The Registrant has entered into indemnification agreements with its directors and executive officers, whereby it has agreed to indemnify its directors and executive officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee, or agent of the Registrant, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the best interest of the Registrant.

The indemnification provisions in the Registrant’s amended and restated certificate of incorporation, amended and restated bylaws, and the indemnification agreements that it has entered into or will enter into with its directors and executive officers may discourage stockholders from bringing a lawsuit against its directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against the Registrant’s directors and executive officers, even though an action, if successful, might benefit it and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that the Registrant pays the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions.

At present, there is no pending litigation or proceeding involving a director or officer of the Registrant regarding which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification.

The Registrant maintains insurance policies that indemnify its directors and executive officers against various liabilities arising under the Securities Act and the Exchange Act that might be incurred by any director or officer in his or her capacity as such.

Certain of the Registrant’s non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of the Registrant’s board of directors.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

		Incorporated by Reference				Filed Herewith
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect.	S-1A	333-278434	3.1	April 16, 2024

4.2	Form of Amended and Restated Certificate of Incorporation of the Registrant, to be in effect upon the closing of the Registrant’s initial public offering.	S-1/A	333-278434	3.2	April 16, 2024

4.3	Amended and Restated Bylaws of the Registrant, as currently in effect.	S-1	333-278434	3.3	April 1, 2024

4.4	Form of Amended and Restated Bylaws of the Registrant, to be in effect upon the closing of the Registrant’s initial public offering.	S-1/A	333-278434	3.4	April 16, 2024

4.5	Form of Class A Common Stock Certificate of the Registrant.	S-1/A	333-278434	4.1	April 16, 2024

5.1	Opinion of Cooley LLP.					X

23.1	Consent of Cooley LLP (included in Exhibit 5.1).					X

23.2	Consent of KPMG, independent registered public accounting firm.					X

24.1	Power of Attorney (included on the signature page of this Form S-8).					X

99.1	Rubrik, Inc. Amended and Restated 2014 Stock Option and Grant Plan.	S-1	333-278434	10.1	April 1, 2024

99.2	Forms of Stock Option Grant Notice, Stock Option Agreement, and Notice of Exercise, Restricted Stock Award Agreement, and Restricted Stock Unit Award Agreement under the Amended and Restated 2014 Stock Option and Grant Plan.	S-1	333-278434	10.2	April 1, 2024

99.3	Rubrik, Inc. 2024 Equity Incentive Plan.	S-1/A	333-278434	10.3	April 16, 2024

99.4	Forms of Stock Option Grant Notice, Stock Option Agreement, and Notice of Exercise, Restricted Stock Award Agreement, and Restricted Stock Unit Award Agreement under the 2024 Stock Option and Grant Plan.	S-1/A	333-278434	10.4	April 16, 2024

99.5	Rubrik, Inc. 2024 Employee Stock Purchase Plan.	S-1/A	333-278434	10.5	April 16, 2024

107	Filing Fee Table.					X

Item 9. Undertakings.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on April 25, 2024.

RUBRIK, INC.

By:	/s/ Bipul Sinha
Bipul Sinha
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bipul Sinha, Kiran Choudary, and Peter McGoff, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in their name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bipul Sinha Bipul Sinha	Chief Executive Officer and Director (Principal Executive Officer)	April 25, 2024

/s/ Kiran Choudary Kiran Choudary	Chief Financial Officer (Principal Financial and Accounting Officer)	April 25, 2024

/s/ Arvind Nithrakashyap Arvind Nithrakashyap	Chief Technology Officer and Director	April 25, 2024

/s/ Asheem Chandna Asheem Chandna	Director	April 25, 2024

/s/ R. Scott Herren R. Scott Herren	Director	April 25, 2024

/s/ Mark D. McLaughlin Mark D. McLaughlin	Director	April 25, 2024

/s/ Ravi Mhatre Ravi Mhatre	Director	April 25, 2024

/s/ Enrique Salem Enrique Salem	Director	April 25, 2024

/s/ John W. Thompson John W. Thompson	Director	April 25, 2024

/s/ Yvonne Wassenaar Yvonne Wassenaar	Director	April 25, 2024